Exhibit (d)

Citibank, N.A. -- ADR Department 388 Greenwich Street New York, New York 10013	July 2, 2021

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-6 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), 50,000,000 American Depositary Shares (the “ADSs”) to be issued under the Deposit Agreement, dated as of July 25, 2018, by and among Citibank, N.A., as Depositary, Cango Inc., a company organized under the laws of the Cayman Islands (the “Company”), and the Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) from time to time of ADSs issued thereunder, a signed copy of which is being filed as Exhibit (a) to the Registration Statement (the “Deposit Agreement”). Each ADS will represent the right to receive, subject to the terms and conditions of the Deposit Agreement, Cayman Islands law and the applicable ADR evidencing such ADS, two (2) Class A ordinary shares of the Company (the “Shares”).

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as tax advice.

Assuming that, at the time of their issuance, the Registration Statement will be effective, the Deposit Agreement has been duly executed and delivered, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and the ADR(s).

This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

Very truly yours,

PATTERSON BELKNAP WEBB & TYLER LLP

By:	/s/ Herman Raspe
A Member of the Firm

Ex (d)-1